EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joe Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD REPORTS SECOND QUARTER 2021 RESULTS
Gross Assets Under Management $7.6 Billion at Quarter End
Company Publishes Investor Presentation with Long-Term Growth Outlook
OpenKey Continues to See Significant Increase in Demand for its Digital Key Product
Red Hospitality & Leisure Expands to The Ritz-Carlton Turks & Caicos

DALLAS, July 29, 2021 - Ashford Inc. (NYSE American: AINC) (“Ashford” or the “Company”) today reported the following results and performance measures for the second quarter ended June 30, 2021. Unless otherwise stated, all reported results compare the second quarter ended June 30, 2021, with the second quarter ended June 30, 2020 (see discussion below). The reconciliation of non-GAAP financial measures is included in the financial tables accompanying this press release.
STRATEGIC OVERVIEW
•High-growth, fee-based business model
•Diversified platform of multiple fee generators
•Four paths to growth:
•Recovery of the hospitality industry;
•Increase assets under management (AUM);
•Growth of third-party business; and
•Acquisition or incubation of additional businesses
•Highly-aligned management team with superior long-term track record
•Leader in asset and investment management for the real estate & hospitality sectors

FINANCIAL AND OPERATING HIGHLIGHTS
•Net loss attributable to common stockholders for the quarter was $(14.7) million, or $(5.31) per diluted share. Adjusted net income for the quarter was $8.7 million, or $1.17 per diluted share.
•Total revenue, excluding cost reimbursement revenue, for the quarter was $40.1 million, reflecting an 87% growth rate over the prior year quarter.
•Adjusted EBITDA for the quarter was $10.7 million, reflecting a 235% growth rate over the prior year quarter.
•At the end of the second quarter, the Company had approximately $7.6 billion of gross assets under management.
•At the end of the second quarter, the Company’s advised REITs had total net working capital of $700 million.
•As of June 30, 2021, the Company had corporate cash of approximately $27.6 million.
•During the quarter, the Company published an investor presentation outlining the growth prospects for its businesses over the coming years.

Ashford Reports Second Quarter Results

July 29, 2021

INVESTOR PRESENTATION PROVIDING LONG-TERM GROWTH PROJECTIONS
During the quarter, Ashford posted a comprehensive presentation for investors on the Company’s website, which provides significant operational, financial and strategic updates regarding Ashford and its market leading portfolio companies. Detailed within the presentation, the Company provides long-term financial projections for the different segments of its business.

ASHFORD JOINS RUSSELL MICROCAP® INDEX
During the quarter, Ashford was added to the Russell Microcap® Index as part of the Russell Indexes annual reconstitution. The addition was effective on June 28, 2021. Russell indexes are widely used by investment managers and institutional investors for index funds and as benchmarks for active investment strategies. Approximately $10.6 trillion in assets are benchmarked against Russell’s U.S. indexes. Russell indexes are part of FTSE Russell, a leading global index provider.

OPENKEY UPDATE
Ashford currently owns a 75% interest in OpenKey. OpenKey is the universal, industry-standard smartphone App for keyless entry in hotel guestrooms. OpenKey continues to expand its platform with 255 hotels under contract at the end of the second quarter. As the hospitality industry strives to implement measures to provide a clean and safe environment for guests, the Company expects that the digital benefits OpenKey offers, such as automated check-in (bypassing the front desk), keyless entry, and secure digital key capability, will continue to gain accelerated adoption and growth at hotels nationwide. OpenKey continues to see the benefits of this growth as utilization of digital keys increased more than 182% in the second quarter over the prior year quarter. Revenue for OpenKey increased 63% in the second quarter over the prior year quarter.

ASHFORD SECURITIES UPDATE
The Company formed Ashford Securities as a dedicated capital raising platform to fund investment opportunities sponsored and asset-managed by Ashford. Types of capital raised may include, but are not limited to, non-traded preferred equity, non-traded convertible preferred equity, and non-traded REIT common equity (for future platforms). In the fourth quarter of 2019, Braemar announced that it had filed a registration statement for a non-traded preferred equity security via Ashford Securities. Additionally, Ashford Securities became a FINRA member firm in February 2020 and has recently started raising non-traded preferred equity for Braemar. To-date, Ashford Securities has raised $2.1 million of Braemar’s non-traded preferred stock. Longer term, the Company believes there is a substantial opportunity to offer differentiated alternative investment products through financial intermediaries to help investors further diversify their portfolios. Ashford Securities is not raising common equity for the Company nor for its existing advised platforms of Ashford Trust and Braemar.

REMINGTON UPDATE
Remington’s high-margin, low-capex Hotel Management business continues to pursue third-party growth. Since initiating its efforts to pursue third-party business beginning in the fourth quarter of 2019, Remington has signed 9 third-party hotel management contracts. In the second quarter, Remington generated hotel management fee revenue of $6.5 million, Net Loss Attributable to the Company of $(0.5) million, and Adjusted EBITDA of $3.4 million.

LISMORE CAPITAL UPDATE
During the first quarter of 2020, Ashford Trust and Braemar entered into agreements with Lismore Capital (“Lismore”) for Lismore to seek modifications, forbearances or refinancings of Ashford’s advised REITs’ debt totaling approximately $5.1 billion across over 40 different loans. This was a critical effort in maintaining the advised REITs’ viability during the pandemic. Lismore has been successful in obtaining forbearance and other agreements with the lenders for the advised REITs’ loans totaling approximately

Ashford Reports Second Quarter Results

July 29, 2021

92% of their outstanding loan balances at the time of the engagement. Total revenue of $2.3 million was recognized during the second quarter associated with these agreements.

PREMIER UPDATE
Premier provides comprehensive and cost-effective architecture, design, development, and project management services. It also provides project oversight, coordination, planning, and execution of renovation, capital expenditure or ground-up development projects. Its operations are responsible for managing and implementing substantially all capital improvements at Ashford Trust and Braemar hotels. Additionally, it has extensive experience working with many of the major hotel brands in the areas of renovating, converting, developing or repositioning hotels. Similar to Remington, Premier has also made a concerted effort to grow its third-party business, and to date Premier has signed 27 third-party engagements. In the second quarter, Premier generated $1.9 million of design and construction fee revenue, Net Loss Attributable to the Company of $(2.9) million, and Adjusted EBITDA of negative $(0.4) million.

JSAV UPDATE
JSAV provides an integrated suite of audio visual services, including show and event services, hospitality services, creative services, and design and integration, making JSAV a leading single-source solution for its clients’ meeting and event needs. During the second quarter of 2021, JSAV had revenue of $9.5 million, Net Loss Attributable to the Company of $(1.0) million, and Adjusted EBITDA of $1.0 million.

RED HOSPITALITY & LEISURE UPDATE
The Company currently owns a 98% interest in RED Hospitality & Leisure (“RED Hospitality”). RED Hospitality is a leading provider of watersports activities and other travel and transportation services in the U.S. Virgin Islands (“USVI”), Florida and Turks & Caicos. RED Hospitality currently provides beach, watersports and excursion services, and ferry services in the USVI, Key West, Florida and Turks & Caicos. RED Hospitality has several potential avenues for future growth including opportunities to expand into other hotels at Ashford-advised REITs or non-Ashford hotels in the USVI, elsewhere in the Caribbean, and in the U.S. To that end, RED recently began operations at The Ritz-Carlton Turks & Caicos resort to provide services including watersports, beach and recreation operations, as well as destination and transportation services to the property. In the second quarter, RED Hospitality generated $6.9 million of revenue, Net Income Attributable to the Company of $1.1 million, and $2.4 million of Adjusted EBITDA. Second quarter revenue growth was 657% over the prior year quarter.

PURE ROOMS UPDATE
The Company currently owns a 70% controlling interest in Pure Wellness (“Pure”), a leading provider of hypo-allergenic hotel rooms in the United States.  Its Pure Rooms offering utilizes state-of-the-art purification technology to create allergy-friendly guestrooms. Pure has also recently expanded into the commercial office industry and has signed up 25 offices to date to utilize its Pure Office product.

As the hospitality and commercial office industries strive to implement measures to provide a clean and safe environment for guests and workers, the Company expects that the health and wellness benefits Pure offers - including its air purification technology - will gain accelerated adoption and growth at hotels and offices nationwide. Pure transforms interior spaces into world-class wellness environments that protect against viral and bacterial contaminants and promote overall wellbeing.

FINANCIAL RESULTS
Net loss attributable to common stockholders for the quarter totaled $(14.7) million, or $(5.31) per diluted share. Adjusted net income for the quarter was $8.7 million, or $1.17 per diluted share.

Ashford Reports Second Quarter Results

July 29, 2021

For the quarter ended June 30, 2021, base advisory fee revenue was $9.9 million. The base advisory fee revenue in the second quarter was comprised of $7.3 million from Ashford Trust and $2.7 million from Braemar.

Adjusted EBITDA for the quarter was $10.7 million, reflecting a growth rate of 235% over the prior year quarter.

CAPITAL STRUCTURE
At the end of the second quarter of 2021, the Company had approximately $7.6 billion of gross assets under management from its advised platforms. The Company had corporate cash of $27.6 million and 7.4 million fully diluted shares. The Company’s fully diluted shares include 4.2 million common shares associated with its Series D convertible preferred stock. The Company had $59.1 million of loans at June 30, 2021, of which approximately $0.3 million related to its joint venture partners’ share of such loans.

QUARTERLY HIGHLIGHTS FOR ADVISED PLATFORMS

ASHFORD TRUST HIGHLIGHTS
•Ashford Trust reported Adjusted EBITDAre of $31.4 million for the second quarter.
•Year-to-date, Ashford Trust has raised approximately $478 million from the sale of shares of its common stock.
•Since beginning its initiative to exchange its preferred stock for common stock, Ashford Trust has exchanged approximately 15.2 million shares of its preferred stock, representing approximately 67% of its preferred share count prior to the exchanges and approximately $377 million of liquidation value, into approximately 10.2 million common shares.
•Ashford Trust was added to the U.S. small-cap Russell 2000® Index, the U.S. broad-market Russell 3000® Index, and the Russell Microcap® Index.

BRAEMAR HOTELS & RESORTS HIGHLIGHTS
•Braemar reported Adjusted EBITDAre of $19.6 million for the second quarter and for the second quarter in a row, was cash flow positive at the corporate level.
•Year-to-date, Braemar has raised approximately $77.6 million from the sale of shares of its common stock.
•Since beginning its initiative to exchange its preferred stock for common stock, Braemar has exchanged approximately 2.0 million shares of its preferred stock, representing approximately 39% of its preferred share count prior to the exchanges into approximately 7.3 million common shares.
•During the quarter, the Company closed on a private placement of $86.25 million aggregate principal amount of 4.5% Convertible Senior Notes due 2026.
•During the quarter, Braemar announced the planned acquisition of the 138-room Mr. C Beverly Hills Hotel in Los Angeles, California for total consideration of $77.9 million.
•Braemar was added to the U.S. small-cap Russell 2000® Index, the U.S. broad-market Russell 3000® Index, and the Russell Microcap® Index.

“We’re confident that the Ashford group of companies is well-positioned to capitalize on the continuing recovery in the hospitality industry, and we remain focused on their future strategic objectives,” commented Jeremy J. Welter, Ashford’s President and Chief Operating Officer. “Ashford has an unwavering commitment to maximize value for our shareholders, and we believe the proactive and disciplined actions we have undertaken reflect that commitment. Looking at our advised platforms, our REITs have stabilized. Braemar, with the highest quality portfolio in the public markets, will further diversify its luxury portfolio with the acquisition of the Mr. C, and Ashford Trust remains well-positioned

Ashford Reports Second Quarter Results

July 29, 2021

with its geographically diverse portfolio and exposure to transient leisure customers. Both companies have performed well and are poised for further growth in the second half 2021. Other areas of our business, like OpenKey, Pure Rooms and RED Hospitality, are also benefitting from a strong increase in demand, while Remington and Premier both realized solid third-party business growth. We were also pleased with our recent addition to the Russell Microcap® Index. As the only publicly traded asset manager and service provider in the Hospitality Industry, we believe our addition will expose Ashford to a wider range of institutions and investors, allowing us to potentially broaden our shareholder base and increase our stock’s liquidity. Looking ahead, as the recovery in the lodging industry gains momentum, we believe Ashford is uniquely positioned to outperform. We remain focused on our unique investment strategy to strategically invest in operating companies that service the hospitality industry and act as an accelerator to grow these companies. With our talented and dedicated management team, along with our long-term strategy on finding growth opportunities in our business, I am excited about the future prospects for our Company.”

INVESTOR CONFERENCE CALL AND SIMULCAST
The Company will conduct a conference call on Friday, July 30, 2021, at 12:00 p.m. ET. The number to call for this interactive teleconference is (201) 493-6725. A replay of the conference call will be available through Friday, August 6, 2021, by dialing (412) 317-6671 and entering the confirmation number, 13720453.

The Company will also provide an online simulcast and rebroadcast of its second quarter 2021 earnings release conference call. The live broadcast of the Company’s quarterly conference call will be available online at the Company’s website, www.ashfordinc.com on Friday, July 30, 2021, beginning at 12:00 p.m. ET. The online replay will follow shortly after the call and continue for approximately one year.

Included in this press release are certain supplemental measures of performance, which are not measures of operating performance under GAAP, to assist investors in evaluating the Company’s historical or future financial performance. These supplemental measures include adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) and Adjusted Net Income. We believe that Adjusted EBITDA and Adjusted Net Income provide investors and management with a meaningful indicator of operating performance. Management also uses Adjusted EBITDA and Adjusted Net Income, among other measures, to evaluate profitability. We calculate Adjusted EBITDA by subtracting or adding to net income (loss): interest expense, income taxes, depreciation, amortization, net income (loss) to noncontrolling interests, transaction costs, and other expenses. We calculate Adjusted Net Income by subtracting or adding to net income (loss): net income (loss) to noncontrolling interests, transaction costs, and other expenses. Our methodology for calculating Adjusted EBITDA and Adjusted Net Income may differ from the methodologies used by other comparable companies, when calculating the same or similar supplemental financial measures and may not be comparable with these companies. Neither Adjusted EBITDA nor Adjusted Net Income represents cash generated from operating activities as determined by GAAP and should not be considered as an alternative to (a) GAAP net income (loss) as an indication of our financial performance or (b) GAAP cash flows from operating activities as a measure of our liquidity nor are such measures indicative of funds available to satisfy our cash needs. The Company urges investors to carefully review the U.S. GAAP financial information as shown in our periodic reports on Form 10-Q and Form 10-K, as amended and our Current Reports on Form 8-K.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities.  Securities will be offered only by means of a registration statement and prospectus which can be found at www.sec.gov.
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Ashford Reports Second Quarter Results

July 29, 2021

Ashford provides global asset management, investment management and related services to the real estate and hospitality sectors.

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, among others, statements about the Company’s strategy and future plans. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Inc.’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the impact of COVID-19, and the rate of adoption and efficacy of vaccines to prevent COVID-19, on our business and investment strategy; our ability to continue as a going concern; the timing and outcome of the Securities and Exchange Commission’s investigation; our ability to regain compliance with NYSE American LLC continued listing standards; our ability to regain Form S-3 eligibility; our ability to repay, refinance or restructure our debt and the debt of certain of our subsidiaries; anticipated or expected purchases or sales of assets; our projected operating results; completion of any pending transactions; our understanding of our competition; market trends; projected capital expenditures; the impact of technology on our operations and business; general volatility of the capital markets and the market price of our common stock and preferred stock; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the markets in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in the Company’s filings with the Securities and Exchange Commission.
The forward-looking statements included in this press release are only made as of the date of this press release. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. Investors should not place undue reliance on these forward-looking statements. The Company can give no assurance that these forward-looking statements will be attained or that any deviation will not occur. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations, or otherwise, except to the extent required by law.

ASHFORD INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share and per share amounts)

	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$32,089	$45,270
Restricted cash	34,346	37,396
Restricted investment	1,240	290
Accounts receivable, net	5,269	3,458
Due from affiliates	490	353
Due from Ashford Trust	751	13,198
Due from Braemar	449	2,142
Inventories	1,711	1,546
Prepaid expenses and other	7,818	7,629
Total current assets	84,163	111,282
Investments in unconsolidated entities	3,701	3,687
Property and equipment, net	86,102	88,760
Operating lease right-of-use assets	28,609	30,431
Goodwill	56,622	56,622
Intangible assets, net	258,659	271,432
Other assets	4,269	3,225
Total assets	$522,125	$565,439
LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	$28,027	$40,378
Dividends payable	25,166	16,280
Due to affiliates	97	1,471
Deferred income	7,582	12,738
Deferred compensation plan	38	29
Notes payable, net	24,836	5,347
Finance lease liabilities	872	841
Operating lease liabilities	3,692	3,691
Other liabilities	27,752	29,905
Total current liabilities	118,062	110,680
Deferred income	12,081	8,621
Deferred tax liability, net	35,699	37,904
Deferred compensation plan	4,444	1,678
Notes payable, net	34,168	57,349
Finance lease liabilities	43,956	43,143
Operating lease liabilities	25,057	26,881
Total liabilities	273,467	286,256

MEZZANINE EQUITY
Series D Convertible Preferred Stock, $0.001 par value, 19,120,000 shares issued and outstanding, net of discount, as of June 30, 2021 and December 31, 2020	477,574	476,947
Redeemable noncontrolling interests	94	1,834
EQUITY (DEFICIT)
Common stock, 100,000,000 shares authorized, $0.001 par value, 3,022,756 and 2,868,288 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	3	3
Additional paid-in capital	292,534	293,597
Accumulated deficit	(520,787)	(491,483)
Accumulated other comprehensive income (loss)	(429)	(1,156)
Treasury stock, at cost, 48,264 and 32,031 shares at June 30, 2021 and December 31, 2020, respectively	(582)	(438)
Total equity (deficit) of the Company	(229,261)	(199,477)
Noncontrolling interests in consolidated entities	251	(121)
Total equity (deficit)	(229,010)	(199,598)
Total liabilities and equity (deficit)	$522,125	$565,439

ASHFORD INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
REVENUE
Advisory services:
Base advisory fees	$9,932	$11,130	$19,731	$22,667
Incentive advisory fees	—	169	—	339
Other advisory revenue	130	131	258	260
Hotel management:
Base management fees	5,308	3,691	9,165	9,815
Incentive management fees	1,207	—	1,822	—
Design and construction fees	1,867	2,052	3,409	5,990
Audio visual	9,451	970	13,062	30,644
Other	12,166	3,337	22,795	10,028
Cost reimbursement revenue	48,279	24,118	82,031	99,697
Total revenues	88,340	45,598	152,273	179,440
EXPENSES
Salaries and benefits	16,541	13,829	31,079	27,944
Non-cash equity-based compensation	1,377	262	2,740	2,312
Cost of revenues for design and construction	1,022	878	1,780	2,329
Cost of revenues for audio visual	6,872	2,316	11,258	22,746
Depreciation and amortization	8,259	10,109	16,398	20,078
General and administrative	6,065	3,927	11,208	10,255
Impairment	—	—	—	178,213
Other	5,059	1,361	8,670	5,587
Reimbursed expenses	48,145	24,055	81,825	99,566
Total operating expenses	93,340	56,737	164,958	369,030
OPERATING INCOME (LOSS)	(5,000)	(11,139)	(12,685)	(189,590)
Equity in earnings (loss) of unconsolidated entities	(58)	17	(172)	253
Interest expense	(1,288)	(1,246)	(2,555)	(2,422)
Amortization of loan costs	(45)	(90)	(131)	(156)
Interest income	72	1	135	29
Realized gain (loss) on investments	(179)	(11)	(373)	(386)
Other income (expense)	(172)	66	(285)	(455)
INCOME (LOSS) BEFORE INCOME TAXES	(6,670)	(12,402)	(16,066)	(192,727)
Income tax (expense) benefit	697	3,484	1,648	5,569
NET INCOME (LOSS)	(5,973)	(8,918)	(14,418)	(187,158)
(Income) loss from consolidated entities attributable to noncontrolling interests	234	278	329	438
Net (income) loss attributable to redeemable noncontrolling interests	19	644	195	1,084
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	(5,720)	(7,996)	(13,894)	(185,636)
Preferred dividends, declared and undeclared	(8,633)	(7,940)	(17,239)	(15,815)
Amortization of preferred stock discount	(311)	(795)	(627)	(1,605)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(14,664)	$(16,731)	$(31,760)	$(203,056)

INCOME (LOSS) PER SHARE - BASIC AND DILUTED
Basic:
Net income (loss) attributable to common stockholders	$(5.31)	$(7.37)	$(11.66)	$(90.81)
Weighted average common shares outstanding - basic	2,764	2,269	2,724	2,236
Diluted:
Net income (loss) attributable to common stockholders	$(5.31)	$(7.37)	$(11.66)	$(90.81)
Weighted average common shares outstanding - diluted	2,764	2,269	2,724	2,236

ASHFORD INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net income (loss)	$(5,973)	$(8,918)	$(14,418)	$(187,158)
(Income) loss from consolidated entities attributable to noncontrolling interests	234	278	329	438
Net (income) loss attributable to redeemable noncontrolling interests	19	644	195	1,084
Net income (loss) attributable to the company	(5,720)	(7,996)	(13,894)	(185,636)
Interest expense	1,290	1,201	2,557	2,325
Amortization of loan costs	45	88	136	151
Depreciation and amortization	9,574	11,051	19,048	21,956
Income tax expense (benefit)	(697)	(3,464)	(1,648)	(5,571)
Net income (loss) attributable to unitholders redeemable noncontrolling interests	(19)	(25)	(43)	(361)
EBITDA	4,473	855	6,156	(167,136)
Non-cash stock-based compensation	1,548	371	3,181	2,749
Market change in deferred compensation plan	2,743	880	2,801	(2,697)
Change in contingent consideration fair value	—	153	22	611
Transaction costs	1,017	208	1,492	676
Loss on disposal of assets	315	—	1,166	—
Reimbursed software costs, net	(108)	(97)	(207)	(195)
Legal, advisory and settlement costs	557	—	852	—
Severance and executive recruiting costs	169	843	692	2,524
Amortization of hotel signing fees and lock subsidies	124	114	242	269
Other (gain) loss	(112)	(127)	(76)	412
Impairment	—	—	—	177,950
Adjusted EBITDA	$10,726	$3,200	$16,321	$15,163

ASHFORD INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS)
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net income (loss)	$(5,973)	$(8,918)	$(14,418)	$(187,158)
(Income) loss from consolidated entities attributable to noncontrolling interests	234	278	329	438
Net (income) loss attributable to redeemable noncontrolling interests	19	644	195	1,084
Preferred dividends, declared and undeclared	(8,633)	(7,940)	(17,239)	(15,815)
Amortization of preferred stock discount	(311)	(795)	(627)	(1,605)
Net income (loss) attributable to common stockholders	(14,664)	(16,731)	(31,760)	(203,056)
Amortization of loan costs	45	88	136	151
Depreciation and amortization	9,574	11,051	19,048	21,956
Net income (loss) attributable to unitholders redeemable noncontrolling interests	(19)	(25)	(43)	(361)
Preferred dividends, declared and undeclared	8,633	7,940	17,239	15,815
Amortization of preferred stock discount	311	795	627	1,605
Non-cash stock-based compensation	1,548	371	3,181	2,749
Market change in deferred compensation plan	2,743	880	2,801	(2,697)
Change in contingent consideration fair value	—	153	22	611
Transaction costs	1,017	208	1,492	676
Loss on disposal of assets	315	—	1,166	—
Non-cash interest from finance lease	150	154	301	308
Reimbursed software costs, net	(108)	(97)	(207)	(195)
Legal, advisory and settlement costs	557	—	852	—
Severance and executive recruiting costs	169	843	692	2,524
Amortization of hotel signing fees and lock subsidies	124	114	242	269
Other (gain) loss	(112)	(127)	(76)	412
Impairment	—	—	—	177,950
GAAP income tax expense (benefit)	(697)	(3,464)	(1,648)	(5,571)
Adjusted income tax (expense) benefit (1)	(900)	(1,311)	(556)	(2,964)
Adjusted net income available to common stockholders, unitholders and Series D convertible preferred stockholders on an "as converted" basis	$8,686	$842	$13,509	$10,182
Adjusted net income per diluted share available to common stockholders, unitholders and Series D convertible preferred stockholders on an "as converted" basis	$1.17	$0.12	$1.83	$1.45
Weighted average diluted shares	7,430	7,118	7,384	7,023

Components of weighted average diluted shares
Common shares	2,764	2,269	2,724	2,236
Series D convertible preferred stock	4,246	4,068	4,227	4,068
Deferred compensation plan	198	200	198	200
Put options	—	370	—	337
Acquisition related shares	97	191	159	144
Restricted shares and units	125	20	76	38
Weighted average diluted shares	7,430	7,118	7,384	7,023

Reconciliation of income tax expense (benefit) to adjusted income tax (expense) benefit
GAAP income tax (expense) benefit	$697	$3,484	$1,648	$5,569
Less GAAP income tax (expense) benefit attributable to noncontrolling interests	—	20	—	(2)
GAAP income tax (expense) benefit excluding noncontrolling interests	697	3,464	1,648	5,571
Less deferred income tax (expense) benefit	1,597	4,775	2,204	8,097
Less cash income tax benefit from CARES Act	—	—	—	438
Adjusted income tax (expense) benefit (1)	$(900)	$(1,311)	$(556)	$(2,964)
(1) Income tax expense (benefit) is adjusted to exclude the effects of deferred income tax expense (benefit) and cash income tax benefits from the CARES Act because current income tax expense (benefit) (i) provides a more accurate period-over-period comparison of the ongoing operating performance of our advisory and hospitality products and services businesses, and (ii) provides more useful information to investors regarding our economic performance. See Note 12 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020.

ASHFORD INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, ADJUSTED EBITDA AND ADJUSTED NET INCOME (LOSS) BY SEGMENT
(unaudited, in thousands, except per share amounts)

	Three Months Ended June 30, 2021				Three Months Ended June 30, 2020
	REIT Advisory	Hospitality Products & Services	Corporate/ Other	Ashford Inc. Consolidated	REIT Advisory	Hospitality Products & Services	Corporate/ Other	Ashford Inc. Consolidated
REVENUE
Advisory services:
Base advisory fees - Trust	$7,254	$—	$—	$7,254	$8,557	$—	$—	$8,557
Base advisory fees - Braemar	2,678	—	—	2,678	2,573	—	—	2,573
Incentive advisory fees - Braemar	—	—	—	—	169	—	—	169
Other advisory revenue - Braemar	130	—	—	130	131	—	—	131
Hotel Management:
Base management fees	—	5,308	—	5,308	—	3,691	—	3,691
Incentive management fees	—	1,207	—	1,207	—	—	—	—
Design and construction fees	—	1,867	—	1,867	—	2,052	—	2,052
Audio visual	—	9,451	—	9,451	—	970	—	970
Other	16	12,150	—	12,166	83	3,254	—	3,337
Cost reimbursement revenue	6,667	41,059	553	48,279	4,037	19,460	621	24,118
Total revenues	16,745	71,042	553	88,340	15,550	29,427	621	45,598
EXPENSES
Salaries and benefits	—	6,754	7,044	13,798	—	5,753	7,196	12,949
Market change in deferred compensation plan	—	—	2,743	2,743	—	—	880	880
Non-cash equity-based compensation	—	194	1,183	1,377	—	86	176	262
Cost of audio visual revenues	—	6,872	—	6,872	—	2,316	—	2,316
Cost of design and construction revenues	—	1,022	—	1,022	—	878	—	878
Depreciation and amortization	1,084	6,982	193	8,259	2,437	7,592	80	10,109
General and administrative	—	3,699	2,366	6,065	—	2,782	1,145	3,927
Other	267	4,774	18	5,059	—	1,325	36	1,361
Reimbursed expenses	1,791	40,960	553	43,304	1,966	19,160	621	21,747
REIT non-cash equity-based compensation	4,742	99	—	4,841	2,008	300	—	2,308
Total operating expenses	7,884	71,356	14,100	93,340	6,411	40,192	10,134	56,737
OPERATING INCOME (LOSS)	8,861	(314)	(13,547)	(5,000)	9,139	(10,765)	(9,513)	(11,139)
Other	—	(1,354)	(316)	(1,670)	—	(812)	(451)	(1,263)
INCOME (LOSS) BEFORE INCOME TAXES	8,861	(1,668)	(13,863)	(6,670)	9,139	(11,577)	(9,964)	(12,402)
Income tax (expense) benefit	(2,179)	(713)	3,589	697	(2,170)	2,410	3,244	3,484
NET INCOME (LOSS)	6,682	(2,381)	(10,274)	(5,973)	6,969	(9,167)	(6,720)	(8,918)
(Income) loss from consolidated entities attributable to noncontrolling interests	—	234	—	234	—	278	—	278
Net (income) loss attributable to redeemable noncontrolling interests	—	—	19	19	—	619	25	644
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	$6,682	$(2,147)	$(10,255)	$(5,720)	$6,969	$(8,270)	$(6,695)	$(7,996)
Interest expense	—	1,017	273	1,290	—	887	314	1,201
Amortization of loan costs	—	24	21	45	—	18	70	88
Depreciation and amortization	1,084	8,297	193	9,574	2,437	8,534	80	11,051
Income tax expense (benefit)	2,179	713	(3,589)	(697)	2,170	(2,390)	(3,244)	(3,464)
Net income (loss) attributable to unitholders redeemable noncontrolling interests	—	—	(19)	(19)	—	—	(25)	(25)
EBITDA	9,945	7,904	(13,376)	4,473	11,576	(1,221)	(9,500)	855
Non-cash stock-based compensation	—	364	1,184	1,548	—	78	293	371
Market change in deferred compensation plan	—	—	2,743	2,743	—	—	880	880
Change in contingent consideration fair value	—	—	—	—	—	153	—	153
Transaction related costs	—	348	669	1,017	—	36	172	208
Loss on disposal of assets	267	48	—	315	—	—	—	—
Reimbursed software costs, net	(108)	—	—	(108)	(97)	—	—	(97)
Legal, advisory and settlement costs	—	247	310	557	—	—	—	—
Severance and executive recruiting costs	—	17	152	169	—	596	247	843
Amortization of hotel signing fees and lock subsidies	—	124	—	124	—	114	—	114
Other (gain) loss	—	(137)	25	(112)	—	(194)	67	(127)
Adjusted EBITDA	10,104	8,915	(8,293)	10,726	11,479	(438)	(7,841)	3,200
Interest expense	—	(1,017)	(273)	(1,290)	—	(887)	(314)	(1,201)
Non-cash interest from finance lease	—	150	—	150	—	154	—	154
Adjusted income tax (expense) benefit	(2,782)	(2,328)	4,210	(900)	(3,378)	(128)	2,195	(1,311)
Adjusted net income (loss) available to common stockholders, unitholders and Series D convertible preferred stockholders on an "as converted" basis	$7,322	$5,720	$(4,356)	$8,686	$8,101	$(1,299)	$(5,960)	$842
Adjusted net income (loss) per diluted share available to common stockholders, unitholders and Series D convertible preferred stockholders on an "as converted" basis (1)	$0.99	$0.77	$(0.59)	$1.17	$1.14	$(0.18)	$(0.84)	$0.12
Weighted average diluted shares	7,430	7,430	7,430	7,430	7,118	7,118	7,118	7,118
(1) The sum of the adjusted net income (loss) per diluted share, as calculated for the segments, may differ from the consolidated total due to rounding.

ASHFORD INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, ADJUSTED EBITDA AND ADJUSTED NET INCOME (LOSS) BY SEGMENT
(unaudited, in thousands, except per share amounts)

	Six Months Ended June 30, 2021				Six Months Ended June 30, 2020
	REIT Advisory	Hospitality Products & Services	Corporate/ Other	Ashford Inc. Consolidated	REIT Advisory	Hospitality Products & Services	Corporate/ Other	Ashford Inc. Consolidated
REVENUE
Advisory services:
Base advisory fees - Trust	$14,508	$—	$—	$14,508	$17,474	$—	$—	$17,474
Base advisory fees - Braemar	5,223	—	—	5,223	5,193	—	—	5,193
Incentive advisory fees - Braemar	—	—	—	—	339	—	—	339
Other advisory revenue - Braemar	258	—	—	258	260	—	—	260
Hotel Management:
Base management fees	—	9,165	—	9,165	—	9,815	—	9,815
Incentive management fees	—	1,822	—	1,822	—	—	—	—
Design and construction fees	—	3,409	—	3,409	—	5,990	—	5,990
Audio visual	—	13,062	—	13,062	—	30,644	—	30,644
Other	33	22,762	—	22,795	140	9,888	—	10,028
Cost reimbursement revenue	11,791	69,343	897	82,031	13,101	85,006	1,590	99,697
Total revenues	31,813	119,563	897	152,273	36,507	141,343	1,590	179,440
EXPENSES
Salaries and benefits	—	12,529	15,749	28,278	—	14,904	15,737	30,641
Market change in deferred compensation plan	—	—	2,801	2,801	—	—	(2,697)	(2,697)
Non-cash equity-based compensation	—	358	2,382	2,740	—	(7)	2,319	2,312
Cost of audio visual revenues	—	11,258	—	11,258	—	22,746	—	22,746
Cost of design and construction revenues	—	1,780	—	1,780	—	2,329	—	2,329
Depreciation and amortization	2,073	13,960	365	16,398	4,876	15,046	156	20,078
General and administrative	—	6,904	4,304	11,208	—	7,410	2,845	10,255
Impairment	—	—	—	—	—	178,213	—	178,213
Other	619	8,033	18	8,670	—	5,551	36	5,587
Reimbursed expenses	3,621	69,129	897	73,647	4,506	84,270	1,590	90,366
REIT non-cash equity-based compensation	7,964	214	—	8,178	8,464	736	—	9,200
Total operating expenses	14,277	124,165	26,516	164,958	17,846	331,198	19,986	369,030
OPERATING INCOME (LOSS)	17,536	(4,602)	(25,619)	(12,685)	18,661	(189,855)	(18,396)	(189,590)
Other	—	(2,725)	(656)	(3,381)	—	(2,427)	(710)	(3,137)
INCOME (LOSS) BEFORE INCOME TAXES	17,536	(7,327)	(26,275)	(16,066)	18,661	(192,282)	(19,106)	(192,727)
Income tax (expense) benefit	(4,133)	(475)	6,256	1,648	(4,423)	3,496	6,496	5,569
NET INCOME (LOSS)	13,403	(7,802)	(20,019)	(14,418)	14,238	(188,786)	(12,610)	(187,158)
(Income) loss from consolidated entities attributable to noncontrolling interests	—	329	—	329	—	438	—	438
Net (income) loss attributable to redeemable noncontrolling interests	—	152	43	195	—	723	361	1,084
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	$13,403	$(7,321)	$(19,976)	$(13,894)	14,238	(187,625)	(12,249)	(185,636)
Interest expense	—	1,991	566	2,557	—	1,834	491	2,325
Amortization of loan costs	—	61	75	136	—	33	118	151
Depreciation and amortization	2,073	16,610	365	19,048	4,876	16,924	156	21,956
Income tax expense (benefit)	4,133	475	(6,256)	(1,648)	4,423	(3,498)	(6,496)	(5,571)
Net income (loss) attributable to unitholders redeemable noncontrolling interests	—	—	(43)	(43)	—	—	(361)	(361)
EBITDA	19,609	11,816	(25,269)	6,156	23,537	(172,332)	(18,341)	(167,136)
Non-cash stock-based compensation	—	714	2,467	3,181	—	313	2,436	2,749
Market change in deferred compensation plan	—	—	2,801	2,801	—	—	(2,697)	(2,697)
Change in contingent consideration fair value	—	22	—	22	—	611	—	611
Transaction related costs	—	372	1,120	1,492	—	174	502	676
Loss on disposal of assets	619	547	—	1,166	—	—	—	—
Reimbursed software costs, net	(207)	—	—	(207)	(195)	—	—	(195)
Legal, advisory and settlement costs	—	295	557	852	—	—	—	—
Severance and executive recruiting costs	—	87	605	692	—	2,000	524	2,524
Amortization of hotel signing fees and lock subsidies	—	242	—	242	—	269	—	269
Other (gain) loss	—	(110)	34	(76)	—	283	129	412
Impairment	—	—	—	—	—	177,950	—	177,950
Adjusted EBITDA	20,021	13,985	(17,685)	16,321	23,342	9,268	(17,447)	15,163
Interest expense	—	(1,991)	(566)	(2,557)	—	(1,834)	(491)	(2,325)
Non-cash interest from finance lease	—	301	—	301	—	308	—	308
Adjusted income tax (expense) benefit	(5,446)	(3,137)	8,027	(556)	(6,828)	(891)	4,755	(2,964)
Adjusted net income (loss) available to common stockholders, unitholders and Series D convertible preferred stockholders on an "as converted" basis	$14,575	$9,158	$(10,224)	$13,509	$16,514	$6,851	$(13,183)	$10,182
Adjusted net income (loss) per diluted share available to common stockholders, unitholders and Series D convertible preferred stockholders on an "as converted" basis (1)	$1.97	$1.24	$(1.38)	$1.83	$2.35	$0.98	$(1.88)	$1.45
Weighted average diluted shares	7,384	7,384	7,384	7,384	7,023	7,023	7,023	7,023
(1) The sum of the adjusted net income (loss) per diluted share, as calculated for the segments, may differ from the consolidated total due to rounding.

ASHFORD INC. AND SUBSIDIARIES
HOSPITALITY PRODUCTS & SERVICES
CONSOLIDATED STATEMENTS OF OPERATIONS AND
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, ADJUSTED EBITDA AND ADJUSTED NET INCOME (LOSS)
(unaudited, in thousands, except per share amounts)

	Three Months Ended June 30, 2021						Three Months Ended June 30, 2020
	Remington	Premier	JSAV	OpenKey	Other (1)	Hospitality Products & Services	Remington	Premier	JSAV	OpenKey	Other (1)	Hospitality Products & Services
REVENUE
Hotel Management:
Base management fees	$5,308	$—	$—	$—	$—	$5,308	$3,691	$—	$—	$—	$—	$3,691
Incentive management fees	1,207	—	—	—	—	1,207	—	—	—	—	—	—
Design and construction fees	—	1,867	—	—	—	1,867	—	2,052	—	—	—	2,052
Audio visual	—	—	9,451	—	—	9,451	—	—	970	—	—	970
Other	—	—	—	477	11,673	12,150	—	—	—	292	2,962	3,254
Cost reimbursement revenue	40,496	563	—	—	—	41,059	18,768	692	—	—	—	19,460
Total revenues	47,011	2,430	9,451	477	11,673	71,042	22,459	2,744	970	292	2,962	29,427
EXPENSES
Salaries and benefits	2,746	857	1,778	596	777	6,754	2,851	589	1,269	457	587	5,753
Non-cash equity-based compensation	161	18	13	2	—	194	63	10	13	—	—	86
Cost of audio visual revenues	—	—	6,872	—	—	6,872	—	—	2,316	—	—	2,316
Cost of design and construction revenues	—	1,022	—	—	—	1,022	—	878	—	—	—	878
Depreciation and amortization	3,034	3,057	470	4	417	6,982	3,534	3,157	488	4	409	7,592
General and administrative	426	377	1,364	550	982	3,699	443	346	1,308	200	485	2,782
Other	—	—	—	166	4,608	4,774	—	—	153	77	1,095	1,325
Reimbursed expenses	40,444	516	—	—	—	40,960	18,581	579	—	—	—	19,160
REIT non-cash equity-based compensation	52	47	—	—	—	99	187	113	—	—	—	300
Total operating expenses	46,863	5,894	10,497	1,318	6,784	71,356	25,659	5,672	5,547	738	2,576	40,192
OPERATING INCOME (LOSS)	148	(3,464)	(1,046)	(841)	4,889	(314)	(3,200)	(2,928)	(4,577)	(446)	386	(10,765)
Other	(260)	—	(211)	—	(883)	(1,354)	3	—	(57)	(16)	(742)	(812)
INCOME (LOSS) BEFORE INCOME TAXES	(112)	(3,464)	(1,257)	(841)	4,006	(1,668)	(3,197)	(2,928)	(4,634)	(462)	(356)	(11,577)
Income tax (expense) benefit	(400)	552	257	—	(1,122)	(713)	525	559	1,171	—	155	2,410
NET INCOME (LOSS)	(512)	(2,912)	(1,000)	(841)	2,884	(2,381)	(2,672)	(2,369)	(3,463)	(462)	(201)	(9,167)
(Income) loss from consolidated entities attributable to noncontrolling interests	—	—	—	208	26	234	—	—	—	120	158	278
Net (income) loss attributable to redeemable noncontrolling interests	—	—	—	—	—	—	—	—	497	122	—	619
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	$(512)	$(2,912)	$(1,000)	$(633)	$2,910	$(2,147)	$(2,672)	$(2,369)	$(2,966)	$(220)	$(43)	$(8,270)
Interest expense	—	—	210	—	807	1,017	—	—	163	—	724	887
Amortization of loan costs	—	—	15	—	9	24	—	—	13	—	5	18
Depreciation and amortization	3,034	3,057	1,712	2	492	8,297	3,534	3,157	1,491	2	350	8,534
Income tax expense (benefit)	400	(552)	(257)	—	1,122	713	(525)	(559)	(1,151)	—	(155)	(2,390)
EBITDA	2,922	(407)	680	(631)	5,340	7,904	337	229	(2,450)	(218)	881	(1,221)
Non-cash stock-based compensation	332	18	13	1	—	364	56	10	12	—	—	78
Change in contingent consideration fair value	—	—	—	—	—	—	—	—	153	—	—	153
Transaction related costs	154	—	—	—	194	348	34	—	—	—	2	36
Loss on disposal of assets	—	—	51	—	(3)	48	—	—	—	—	—	—
Legal, advisory and settlement costs	3	—	244	—	—	247	—	—	—	—	—	—
Severance and executive recruiting costs	16	—	—	1	—	17	160	155	281	—	—	596
Amortization of hotel signing fees and lock subsidies	—	—	116	8	—	124	—	—	105	9	—	114
Other (gain) loss	—	—	(136)	(1)	—	(137)	—	—	(194)	—	—	(194)
Adjusted EBITDA	3,427	(389)	968	(622)	5,531	8,915	587	394	(2,093)	(209)	883	(438)
Interest expense	—	—	(210)	—	(807)	(1,017)	—	—	(163)	—	(724)	(887)
Non-cash interest from finance lease	—	—	—	—	150	150	—	—	—	—	154	154
Adjusted income tax (expense) benefit	(1,075)	(277)	(3)	—	(973)	(2,328)	(935)	(334)	943	—	198	(128)
Adjusted net income (loss) available to common stockholders, unitholders and Series D convertible preferred stockholders on an "as converted" basis	$2,352	$(666)	$755	$(622)	$3,901	$5,720	$(348)	$60	$(1,313)	$(209)	$511	$(1,299)
Adjusted net income (loss) per diluted share available to common stockholders, unitholders and Series D convertible preferred stockholders on an "as converted" basis (2)	$0.32	$(0.09)	$0.10	$(0.08)	$0.53	$0.77	$(0.05)	$0.01	$(0.18)	$(0.03)	$0.07	$(0.18)
Weighted average diluted shares	7,430	7,430	7,430	7,430	7,430	7,430	7,118	7,118	7,118	7,118	7,118	7,118
(1) Represents RED Hospitality & Leisure LLC, Pure Wellness, Lismore Capital and Marietta Leasehold L.P.
(2) The sum of the adjusted net income (loss) per diluted share, as calculated for the subsidiaries, may differ from the Hospitality Products & Services total due to rounding.

ASHFORD INC. AND SUBSIDIARIES
HOSPITALITY PRODUCTS & SERVICES
CONSOLIDATED STATEMENTS OF OPERATIONS AND
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, ADJUSTED EBITDA AND ADJUSTED NET INCOME (LOSS)
(unaudited, in thousands, except per share amounts)

	Six Months Ended June 30, 2021						Six Months Ended June 30, 2020
	Remington	Premier	JSAV	OpenKey	Other (1)	Hospitality Products & Services	Remington	Premier	JSAV	OpenKey	Other (1)	Hospitality Products & Services
REVENUE
Hotel Management:
Base management fees	$9,165	$—	$—	$—	$—	$9,165	$9,815	$—	$—	$—	$—	$9,815
Incentive management fees	1,822	—	—	—	—	1,822	—	—	—	—	—	—
Design and construction fees	—	3,409	—	—	—	3,409	—	5,990	—	—	—	5,990
Audio visual	—	—	13,062	—	—	13,062	—	—	30,644	—	—	30,644
Other	20	—	—	931	21,811	22,762	—	—	—	814	9,074	9,888
Cost reimbursement revenue	68,378	965	—	—	—	69,343	83,100	1,906	—	—	—	85,006
Total revenues	79,385	4,374	13,062	931	21,811	119,563	92,915	7,896	30,644	814	9,074	141,343
EXPENSES
Salaries and benefits	5,437	1,455	3,022	1,194	1,421	12,529	6,662	1,608	4,330	914	1,390	14,904
Non-cash equity-based compensation	291	33	28	5	1	358	(79)	43	26	3	—	(7)
Cost of audio visual revenues	—	—	11,258	—	—	11,258	—	—	22,746	—	—	22,746
Cost of design and construction revenues	—	1,780	—	—	—	1,780	—	2,329	—	—	—	2,329
Depreciation and amortization	6,068	6,113	937	8	834	13,960	6,911	6,314	992	10	819	15,046
General and administrative	894	685	2,515	1,062	1,748	6,904	1,069	907	3,725	508	1,201	7,410
Impairment	—	—	—	—	—	—	126,548	49,524	2,141	—	—	178,213
Other	—	—	22	300	7,711	8,033	—	—	618	297	4,636	5,551
Reimbursed expenses	68,245	884	—	—	—	69,129	82,654	1,616	—	—	—	84,270
REIT non-cash equity-based compensation	133	81	—	—	—	214	446	290	—	—	—	736
Total operating expenses	81,068	11,031	17,782	2,569	11,715	124,165	224,211	62,631	34,578	1,732	8,046	331,198
OPERATING INCOME (LOSS)	(1,683)	(6,657)	(4,720)	(1,638)	10,096	(4,602)	(131,296)	(54,735)	(3,934)	(918)	1,028	(189,855)
Other	(393)	—	(564)	(1)	(1,767)	(2,725)	(360)	—	(783)	(6)	(1,278)	(2,427)
INCOME (LOSS) BEFORE INCOME TAXES	(2,076)	(6,657)	(5,284)	(1,639)	8,329	(7,327)	(131,656)	(54,735)	(4,717)	(924)	(250)	(192,282)
Income tax (expense) benefit	(663)	1,320	1,077	—	(2,209)	(475)	1,714	727	1,037	—	18	3,496
NET INCOME (LOSS)	(2,739)	(5,337)	(4,207)	(1,639)	6,120	(7,802)	(129,942)	(54,008)	(3,680)	(924)	(232)	(188,786)
(Income) loss from consolidated entities attributable to noncontrolling interests	—	—	—	411	(82)	329	—	—	—	239	199	438
Net (income) loss attributable to redeemable noncontrolling interests	—	—	—	152	—	152	—	—	478	245	—	723
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	$(2,739)	$(5,337)	$(4,207)	$(1,076)	$6,038	$(7,321)	(129,942)	(54,008)	(3,202)	(440)	(33)	(187,625)
Interest expense	—	—	413	—	1,578	1,991	—	—	390	—	1,444	1,834
Amortization of loan costs	—	—	44	—	17	61	—	—	25	—	8	33
Depreciation and amortization	6,068	6,113	3,438	4	987	16,610	6,911	6,314	2,996	5	698	16,924
Income tax expense (benefit)	663	(1,320)	(1,077)	—	2,209	475	(1,714)	(727)	(1,039)	—	(18)	(3,498)
EBITDA	3,992	(544)	(1,389)	(1,072)	10,829	11,816	(124,745)	(48,421)	(830)	(435)	2,099	(172,332)
Non-cash stock-based compensation	650	33	28	3	—	714	245	43	23	2	—	313
Change in contingent consideration fair value	—	—	22	—	—	22	—	—	613	—	(2)	611
Transaction related costs	159	—	—	—	213	372	143	—	—	—	31	174
Loss on disposal of assets	—	—	573	—	(26)	547	—	—	—	—	—	—
Legal, advisory and settlement costs	25	—	270	—	—	295	—	—	—	—	—	—
Severance and executive recruiting costs	61	—	—	26	—	87	787	418	732	6	57	2,000
Amortization of hotel signing fees and lock subsidies	—	—	227	15	—	242	—	—	251	18	—	269
Other (gain) loss	—	—	(109)	(1)	—	(110)	—	—	283	—	—	283
Impairment	—	—	—	—	—	—	126,548	49,524	1,878	—	—	177,950
Adjusted EBITDA	4,887	(511)	(378)	(1,029)	11,016	13,985	2,978	1,564	2,950	(409)	2,185	9,268
Interest expense	—	—	(413)	—	(1,578)	(1,991)	—	—	(390)	—	(1,444)	(1,834)
Non-cash interest from finance lease	—	—	—	—	301	301	—	—	—	—	308	308
Adjusted income tax (expense) benefit	(590)	(277)	(140)	—	(2,130)	(3,137)	(910)	(640)	594	—	65	(891)
Adjusted net income (loss) available to common stockholders, unitholders and Series D convertible preferred stockholders on an "as converted" basis	$4,297	$(788)	$(931)	$(1,029)	$7,609	$9,158	$2,068	$924	$3,154	$(409)	$1,114	$6,851
Adjusted net income (loss) per diluted share available to common stockholders, unitholders and Series D convertible preferred stockholders on an "as converted" basis (2)	$0.58	$(0.11)	$(0.13)	$(0.14)	$1.03	$1.24	$0.29	$0.13	$0.45	$(0.06)	$0.16	$0.98
Weighted average diluted shares	7,384	7,384	7,384	7,384	7,384	7,384	7,023	7,023	7,023	7,023	7,023	7,023
(1) Represents RED Hospitality & Leisure LLC, Pure Wellness, Lismore Capital and Marietta Leasehold L.P.
(2) The sum of the adjusted net income (loss) per diluted share, as calculated for the subsidiaries, may differ from the Hospitality Products & Services total due to rounding.